As filed with the Securities and Exchange Commission on February 21, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMAX Corporation

(Exact name of registrant as specified in its charter)

Canada	98-0140269
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

2525 Speakman Drive

Mississauga, Ontario, Canada L5K 1B1

(905) 403-6500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

IMAX U.S.A. Inc.

110 E. 59th Street, Suite 2100

New York, New York 10022

(212) 821-0100

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jason R. Lehner, Esq.

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

(212) 848-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum offering price per unit or share	Proposed maximum aggregate offering price	Amount of Registration fee
Common Shares, no par value(1)	2,726,447(2)	$25.89	$70,587,712(3)	$9,091.70(3)(4)

(1)	All the common shares being registered hereby are being offered for the account of certain selling shareholders who acquired such shares in a private transaction. Except as set forth in the footnotes below, none other of the registrant’s common shares are being registered pursuant to this registration statement.
(2)	Pursuant to Rule 416 of the Securities Act of 1933, as amended, there are also being registered such additional shares as may be offered or issued to the selling shareholders to prevent dilution resulting from stock dividends, stock splits or similar transactions.
(3)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) of the Securities Act of 1933, as amended, the registration fee has been calculated based upon the average high and low prices, as reported by NYSE, for the registrant’s common shares on February 14, 2014.
(4)	$8,730.19 was previously paid in connection with a registration statement on Form S-3 (File No. 333-171823) filed by IMAX Corporation on January 24, 2011, which registration statement expired January 23, 2014 and pursuant to which no securities were sold. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, such amount is being offset against the filing fee due in connection with the filing of this registration statement. Accordingly, the Company has paid $361.51 in connection with the filing of this registration statement, which represents the difference between the registration fee owed in connection with the filing of this registration statement and the registration fee paid in connection with the prior registration statement.

Prospectus

IMAX Corporation

2,726,447 Common Shares

The selling shareholders listed on page 5 of this prospectus are offering for resale up to 2,726,447 of our common shares, no par value. The common shares may be offered from time to time by the selling shareholders on any stock exchange, market or trading facility on which the shares are traded or in private transactions, at fixed or negotiated prices, through one or more of the methods means as described in the section entitled “Plan of Distribution” beginning on page 7 of this prospectus and will be specifically described from time to time in a prospectus supplement.

We will not receive any of proceeds from the sale of the common shares by the selling shareholders, but we will incur expenses in connection with the offering.

This prospectus provides a general description of the securities the selling shareholders may offer. Each time the selling shareholders sell securities, specific terms of the securities offered will be provided in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in an accompanying prospectus supplement. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus, carefully before you invest.

Our common shares trade on the New York Stock Exchange (“NYSE”) under the symbol “IMAX” and on the Toronto Stock Exchange under the symbol “IMX.” On February 20, 2014, the last reported sale price of our common shares on NYSE and the TSX was $27.02 and Cdn $30.01, respectively.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS. FOR INFORMATION THAT YOU SHOULD CONSIDER BEFORE PURCHASING THE COMMON SHARES OFFERED BY THIS PROSPECTUS.

This prospectus may not be used to offer to sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 21, 2014.

We have not authorized any person to provide you with any information other than that contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The securities are not being offered in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date.

CANADA HAS NO SYSTEM OF EXCHANGE CONTROLS. THERE ARE NO CANADIAN RESTRICTIONS ON THE REPATRIATION OF CAPITAL OR EARNINGS OF A CANADIAN PUBLIC COMPANY TO NON-RESIDENT INVESTORS. THERE ARE NO CANADIAN LAWS OR EXCHANGE RESTRICTIONS AFFECTING THE REMITTANCE OF DIVIDENDS, INTEREST, ROYALTIES OR SIMILAR PAYMENTS TO NON-RESIDENT HOLDERS OF OUR SECURITIES, EXCEPT FOR INCOME TAX PROVISIONS WHICH MAY APPLY TO PARTICULAR SECURITIES TO BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT.

Unless the context requires otherwise or otherwise as expressly stated, the terms “we,” “our,” “us,” “IMAX” and the “Company” refer to IMAX Corporation, a corporation incorporated under the federal laws of Canada, and its consolidated subsidiaries.

IMAX®, IMAX® Dome, IMAX® 3D, IMAX® 3D Dome, Experience It In IMAX®, The IMAX Experience®, An IMAX Experience®, An IMAX 3D Experience®, IMAX DMR®, DMR®, IMAX nXos®, IMAX think big®, think big® and IMAX Is Believing® are trademarks and trade names of the Company or its subsidiaries that are registered or otherwise protected under laws of various jurisdictions.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, references to future capital expenditures (including the amount and nature thereof), business and technology strategies and measures to implement strategies, competitive strengths, goals, expansion and growth of business, operations and technology, plans and references to the future success of IMAX Corporation together with its wholly-owned subsidiaries (the “Company”) and expectations regarding the Company’s future operating, financial and technological results. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the expectations and predictions of the Company is subject to a number of risks and uncertainties, including, but not limited to, general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by the Company; the performance of IMAX DMR films; competitive actions by other companies; conditions in the in-home and out-of-home entertainment industries; the signing of theater system agreements; changes in laws or regulations; conditions, changes and developments in the commercial exhibition industry; risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada; risks related to the Company’s growth and operations in China; the failure to respond to change and advancements in digital technology; the Company’s largest customer accounting for a significant portion of the Company’s revenue and backlog; risks related to new business initiatives; the potential impact of increased competition in the markets within which the Company operates; risks related to the Company’s inability to protect the Company’s intellectual property; risks related to the Company’s implementation of a new enterprise resource planning system; the failure to convert theater system backlog into revenue; risks related to the Company’s dependence on a sole supplier for its analog film; and other factors, many of which are beyond the control of the Company. Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements, and actual results or anticipated developments by the Company may not be realized, and even if substantially realized, may not have the expected consequences to, or effects on, the Company. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under this shelf registration process, the selling shareholders may, from time to time, sell the offered securities in one or more offerings. Additionally, under the shelf process, in certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more of the selling shareholders. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the later-dated document modifies or supersedes the earlier statement.

You should read both this prospectus and any applicable prospectus supplement together with the additional information about our company to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

THE COMPANY

IMAX Corporation

We, together with our wholly-owned subsidiaries (the “Company”), are one of the world’s leading entertainment technology companies, specializing in motion picture technologies and presentations. IMAX offers a unique end-to-end cinematic solution combining proprietary software, theater architecture and equipment to create the highest-quality, most immersive motion picture experience for which the IMAX brand has become known globally. Top filmmakers and studios utilize IMAX theaters to connect with audiences in innovative ways, and as such, IMAX’s network is among the most important and successful theatrical distribution platforms for major event films around the world.

IMAX theater systems are based on proprietary and patented technology developed over the course of the Company’s 46-year history. The Company’s customers who purchase, lease or otherwise acquire the IMAX theater systems are theater exhibitors that operate commercial theaters (particularly multiplexes), museums, science centers, or destination entertainment sites. The Company generally does not own IMAX theaters, but licenses the use of its trademarks to exhibitors along with the sale, lease or contribution of its equipment. The Company refers to all theaters using the IMAX theater system as “IMAX theaters.”

The primary revenue sources for the Company can be categorized into two main groups: theater systems and films. On the theater systems side, the Company derives revenues from theater exhibitors primarily through either a sale or sales-type lease arrangement or a joint revenue sharing arrangement. Theater exhibitors also pay for associated maintenance and extended warranty services. The Company also derives a small portion of other revenues from the operation of its own theaters, the provision of aftermarket parts for its system components, and camera rentals. Film revenue is derived primarily from film studios for the provision of film production and digital re-mastering services for exhibition on IMAX theater systems around the world. The Company derives other film revenues from the distribution of certain films and the provision of post-production services.

We believe the IMAX theater network is the most extensive premium theater network in the world with 837 theater systems (720 commercial, 117 institutional) operating in 57 countries as at December 31, 2013.

We were formed in March 1994 as a result of an amalgamation between WGIM Acquisition Corp. and our predecessor, IMAX Corporation. The predecessor IMAX was incorporated in 1967.

Our principal executive offices are located in: Mississauga, Ontario, Canada; New York, New York; and Santa Monica, California. The address and phone number for our Mississauga office is as follows: 2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1, (905) 403-6500. The address and phone number for our New York office is as follows: 110 E. 59th Street, Suite 2100, New York, New York, 10022, (212) 821-0100. The address and telephone number for our Santa Monica office is as follows: 3003 Exposition Blvd., Santa Monica, California, 90405, (310) 255-5500.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks described in the section entitled “Risk Factors” in any prospectus supplement and the risks described in the Company’s most recent Annual Report on Form 10-K filed with the SEC and incorporated by reference into this prospectus, in each case as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q filed with the SEC and incorporated by reference into this prospectus. The occurrence of any of these risks could materially adversely affect our business, operating results and financial condition.

The risks and uncertainties we describe are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or operations. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of the securities and the loss of all or part of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common shares by any selling shareholders. All of the common shares offered by the selling shareholders pursuant to this prospectus will be sold by the selling shareholders for their own accounts. We have agreed to pay certain expenses in connection with the registration of share being offered by the selling shareholders.

SELLING SHAREHOLDERS

This offering is being made solely to allow selling shareholders to offer and sell shares of our common shares to the public. The selling shareholders may offer for resale some of their common shares at the time and price that they chose. On any given day, the price per share is likely to be based on the market price of our common shares, as quoted on NYSE on the date of sale, unless shares are sold in private transactions. Consequently, we cannot currently determine the price at which the common shares offered for resale pursuant to this prospectus may be sold.

This prospectus relates to the resale from time to time of up to a total of 2,726,447 common shares by the selling shareholders. The following table sets forth information with respect to the current beneficial ownership of the selling shareholders, the number of common shares being offered hereby by each selling shareholder and information with respect to shares to be beneficially owned by each selling shareholder after completion of this offering. The percentages in the following table reflect the shares beneficially owned by the selling shareholders as a percentage of the total number of shares of common shares outstanding as of January 31, 2014.

The selling shareholders have not held any position or office or had any other material relationship with us within the past three years, other than their ownership of our common shares as described below and the issuance of the shares described in this prospectus.

	Shares Beneficially Owned Prior to Offering		Shares Offered Hereby	Shares Beneficially Owned after Completion of Offering(1)
Name	Number	Percentage(2)	Number	Number	Percentage(2)
Kevin G. Douglas (3)	9,173,795	13.51%	2,726,447	6,447,348	9.50%
Michelle M. Douglas (4)	6,448,161	9.50%	1,172,372	5,275,789	7.77%
K&M Douglas Trust (5)	3,801,068	5.60%	1,172,372	2,628,696	3.87%
Jean Douglas and James
Douglas Irrevocable
Descendants’ Trust (6)	2,584,441	3.81%	736,141	1,848,300	2.72%
Douglas Family Trust (7)	1,801,989	2.65%	545,289	1,256,700	1.85%
James E. Douglas III (8)	923,645	1.36%	272,645	651,000	0.96%

(1)	Assumes that each selling shareholder disposes of all of the common shares covered by this prospectus and does not acquire beneficial ownership of any additional common shares. The registration of these shares does not necessarily mean that the selling shareholders will sell all or any portion of their shares covered by this prospectus.
(2)	Based on 67,893,045 common shares outstanding as of January 31, 2014.
(3)	Includes shares held by the K&M Douglas Trust, the James Douglas and Jean Douglas Irrevocable Descendants’ Trust, the Douglas Family Trust, the KGD 2012 Trust and James E. Douglas III. Kevin Douglas and Michelle Douglas, husband and wife, are beneficiaries and co-trustees of the K&M Douglas Trust. In addition, Kevin Douglas and Michelle Douglas are co-trustees of the James Douglas and Jean Douglas Irrevocable Descendants’ Trust, and Kevin Douglas is the settlor of the KGD 2012 Trust which holds 62,652 shares of our common shares, none of which is being registered pursuant to this Registration Statement on Form S-3. Kevin Douglas also has dispositive power over the shares held by the Douglas Family Trust and by James E. Douglas III.
(4)	Includes shares held by the K&M Douglas Trust, the James Douglas and Jean Douglas Irrevocable Descendants’ Trust and the MMD 2012 Trust. Kevin Douglas and Michelle Douglas, husband and wife, are beneficiaries and co-trustees of the K&M Douglas Trust. In addition, Kevin Douglas and Michelle Douglas are co-trustees of the James Douglas and Jean Douglas Irrevocable Descendants’ Trust, and Michelle Douglas is the settlor of the MMD 2012 Trust which holds 62,652 shares of our common shares, none of which is being registered pursuant to this Registration Statement on Form S-3.
(5)	Kevin Douglas and Michelle Douglas, husband and wife, are beneficiaries and co-trustees of the K&M Douglas Trust.
(6)	Kevin Douglas and Michelle Douglas are co-trustees of the James Douglas and Jean Douglas Irrevocable Descendants’ Trust.
(7)	James E. Douglas, Jr. and Jean A. Douglas, husband and wife, are co trustees. Kevin Douglas also has dispositive power over the shares held by the Douglas Family Trust.
(8)	Kevin Douglas also has dispositive power over the shares held by James E. Douglas III.

DESCRIPTION OF COMMON SHARES

Our authorized capital stock consists of an unlimited number of common shares. As of January 31, 2014, there were 67,893,045 common shares outstanding. Our common shares are quoted on the NYSE under the symbol “IMAX” and are listed on the Toronto Stock Exchange under the symbol “IMX.”

The following description of our common shares and provisions of our articles and by-law is only a summary. The description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our articles and by-law, which are exhibits to the registration statement which contains this prospectus. We encourage you to review complete copies of our articles and by-law.

Voting Rights

Each holder of our common shares is entitled to one vote for each share on all matters submitted to a vote of our stockholders, including the election of our directors. The rights attached to the common shares do not provide for cumulative voting rights or preemptive rights. Accordingly, the holders of a majority of our outstanding common shares entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends

The holders of common shares are entitled to receive dividends if, as and when declared by our board of directors, subject to the rights of the holders of any other class of our shares entitled to receive dividends in priority to the common shares. Certain of the instruments governing our existing indebtedness restrict our rights to pay dividends to the holders of the common shares.

Liquidation, Dissolution or Winding Up

If we liquidate, dissolve or wind up, the holders of our common shares are entitled to share ratably in all assets legally available for distribution to stockholders after payment of any liquidation or distribution preference payable with respect to any other then outstanding classes of stock entitled to such preference.

Rights and Preferences

Our common shares have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to our common shares.

Board Classification

Under our articles, members of our board of directors are elected on an annual basis.

Change of Control

Under Canadian law, the affirmative vote of two-thirds of the votes cast is required for shareholder approval of an amalgamation (other than certain short form amalgamations), for any sale, lease or exchange of all, or substantially all, of our assets, if not in the ordinary course of our business, and certain other fundamental changes including an amendment to the articles of amalgamation. Other shareholder action is generally decided by a majority of the votes cast at a meeting of shareholders.

There is no limitation imposed by Canadian law or by our articles or other charter documents on the right of a non-resident to hold or vote common shares, other than as provided by the Investment Canada Act, which requires notification and, in certain cases, advance review and approval by the Government of Canada of the acquisition by a non-Canadian of control of a Canadian business.

The authorization of undesignated special shares in our articles makes it possible for our board of directors to issue special shares with rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of us.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare Trust Company N.A. in the United States and Computershare Investor Services Inc. in Canada.

PLAN OF DISTRIBUTION

The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of our common shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling common shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts relating to such sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common shares in the course of hedging the positions they assume. The selling shareholders may also sell our common shares short and deliver these securities to close out their short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common shares.

Because the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the common shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the common shares by the selling shareholders.

The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the common shares may not simultaneously engage in market making activities with respect to the common shares for the applicable restricted period prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common shares by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed the selling shareholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

We will not receive any proceeds from the sale of the shares by the selling shareholders.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, the validity of our common shares will be passed upon for us by McCarthy Tétrault LLP. Shearman & Sterling LLP is acting as our U.S. counsel.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting), incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy this information, or obtain copies of the information by mail, at the following location of the SEC:

Public Reference Room

100 F Street, N.E.

Room 1580

Washington, DC 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like IMAX, that file electronically with the SEC. The address of the site is www.sec.gov.

In addition, we are subject to the filing requirements prescribed by the securities legislation of all Canadian provinces. These filings are available electronically from the Canadian System for Electronic Document Analysis and Retrieval at www.sedar.com, which is commonly known by the acronym “SEDAR.” The address of the site is www.sedar.com,

We are “incorporating by reference” into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference in this prospectus is legally deemed to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information included in this prospectus and the documents listed below. We incorporate the documents listed below:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed on February 20, 2014;

•	Proxy Statement on Schedule 14A related to our Annual Meeting of Shareholders held on June 11, 2013, filed on April 24, 2013;

•	All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the initial registration statement of which this prospectus forms a part until all of the securities being offered under this prospectus or any prospectus supplement are sold (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K); and

•	The description of our common shares contained in the Registration Statement on Form 20-F/A No. 2 filed with the SEC on June 7, 1994, including any amendment or report filed for the purposes of updating such description.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Investor Relations Department

IMAX Corporation

110 East 59th Street, Suite 2100

New York, New York 10022

Tel: (212) 821-0100

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in such filings.

You may also obtain these filings from our website at www.imax.com. Except for the documents specifically incorporated by reference in the prospectus, the information contained on our website does not constitute a part of this prospectus.

IMAX Corporation

2,726,447 Common Shares

Prospectus

February 21, 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$9,092
Accounting fees and expenses	$5,000
Legal fees and expenses	$15,000
Printing fees	$1,500
Miscellaneous expenses	$408

Total(1)	$31,000

(1)	The amounts set forth above are estimates except for the SEC registration fee. The registrant will pay all expenses.

Item 15. Indemnification of Directors and Officers

The following summary is qualified in its entirety by reference to the sections of the Canada Business Corporations Act (“CBCA”) and the registrant’s By-Law No. 1 (the “By-Law”) referred to below.

Section 124 of the CBCA and Section 7 of the registrant’s By-Law No. 1 provide for the indemnification of directors and officers of the registrant. Under these provisions, the registrant shall indemnify a director or officer of the registrant (or a former director or officer) against all costs, charges and expenses, including amounts paid to settle an action or satisfy a judgment, reasonably incurred by such director or officer in respect of any civil, criminal, administrative, investigative or other proceeding (other than in respect of an action by or in right of the registrant) to which such individual is made a party by reason of his position with the registrant, if he fulfills the following two conditions: (a) he acted honestly and in good faith with a view to the best interests of the registrant; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. In respect of an action by or on behalf of the registrant to procure a judgment in its favor, the registrant, with the approval of a court, may indemnify a director or officer of the registrant (or a former director or officer) against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the conditions set out in clauses (a) and (b) of the previous sentence.

Section 7.4 of the registrant’s By-Law No. 1 also provides that, to the extent permitted by law, no director or officer for the time being of the registrant shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the registrant through the insufficiency or deficiency of title to any property acquired by the registrant or for or on behalf of the registrant or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the registrant shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or body corporate with whom or which any moneys, securities or other assets belonging to the registrant shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the registrant or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to act honestly and in good faith with a view to the best interests of the registrant and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

The registrant’s employment agreement with Mr. Richard Gelfond, the registrant’s Chief Executive Officer, provides that the registrant will indemnify Mr. Gelfond, to the extent permitted by law, against any and all liabilities (and all expenses related thereto) incurred by them in connection with their performance under their respective employment agreements. The registrant also maintains officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act, as amended.

Item 16. Exhibits.

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or a prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York as of February 21, 2014.

IMAX CORPORATION

By:	/s/ Richard L. Gelfond
Name:	Richard L. Gelfond
Title:	Chief Executive Officer and Director
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints, jointly and severally, Richard L. Gelfond and Robert D. Lister, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of the date indicated below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Richard L. Gelfond	Chief Executive Officer and Director	February 21, 2014
Richard L. Gelfond	(Principal Executive Officer)

/s/ Joseph Sparacio	Chief Financial Officer	February 21, 2014
Joseph Sparacio	(Principal Financial Officer)

/s/ Jeffrey Vance	Controller	February 21, 2014
Jeffrey Vance	(Principal Accounting Officer)

/s/ Bradley J. Wechsler	Chairman of the Board and Director	February 21, 2014
Bradley J. Wechsler

/s/ Neil S. Braun	Director	February 21, 2014
Neil S. Braun

/s/ Eric A. Demirian	Director	February 21, 2014
Eric A. Demirian

/s/ Garth M. Girvan	Director	February 21, 2014
Garth M. Girvan

/s/ David W. Leebron	Director	February 21, 2014
David W. Leebron

/s/ Michael Lynne	Director	February 21, 2014
Michael Lynne

/s/ Michael MacMillan	Director	February 21, 2014
Michael MacMillan

/s/ I. Martin Pompadur	Director	February 21, 2014
I. Martin Pompadur

/s/ Marc A. Utay	Director	February 21, 2014
Marc A. Utay

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, this Registration Statement has been signed on behalf of the Registrant by the undersigned, solely in their capacity as the duly authorized representatives of IMAX Corporation in the United States, in the City of New York, State of New York, on February 21, 2014.

IMAX U.S.A. INC.

By:	/s/ G. Mary Ruby
Name:	G. Mary Ruby
Title:	President

By:	/s/ Robert D. Lister
Name:	Robert D. Lister
Title:	Vice President

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Articles of Incorporation of IMAX Corporation, dated July 30, 2013. Incorporated by reference to Exhibit 3.1 to IMAX Corporation’s Form 10-Q for the quarter ended September 30, 2013 (File No. 001-35066).

3.2	By-Law No. 1 of IMAX Corporation enacted on June 11, 2013. Incorporated by reference to Exhibit 3.2 to IMAX Corporation’s Form 8-K filed on June 11, 2013 (File No. 001-35066).

*4.1	Form of certificate representing IMAX Corporation common shares.

*5.1	Opinion of McCarthy Tétrault LLP.

*23.1	Consent of PricewaterhouseCoopers LLP.

*23.2	Consent of McCarthy Tétrault LLP.

*24.1	Power of Attorney (included in the signature page of this Registration Statement).

*	Filed herewith.